Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated June 30, 2009 relating to the consolidated financial statements, the effectiveness of Smith & Wesson Holding Corporation’s internal control over financial reporting, and schedules of Smith & Wesson Holding Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended April 30, 2009.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Boston, Massachusetts
July 29, 2009